DEMBRA & ASSOCIATES
                          CERTIFIED PUBLIC ACCOUNTANT
                               742 US HWY 208 SO.
                             HILLSBOROUGH, NJ 08844



United States Securities and Exchange Commission
Division of Corporate Finance
Washington, DC 20549

                                           April, 3 2001

Our firm has been engaged in an independent audit of financial statements with our client Edumedia Software Solutions Corporation.

The audit for the period ending December 31, 2000 could not be completed in time for the 10-KSB filing by the Company, due to the fact that our firm was assisting the company with the preparation of answers to the comments to the 10SB/Filing dated made by the SEC on February 22, 2001. Our firm will complete the audit necessary for filing a 10-KSB report within the next 15 days.

                                           Sincerely,

                                           By: /S/ Christopher W. Demba
                                                   Christopher W. Demba, Partner